UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 _____________

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): April 28, 2009 (April 27, 2009)

Atlas Energy Resources, LLC (Exact Name of Registrant as Specified in Its Charter)

Delaware	1-33193	75-3218520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Westpointe Corporate Center One 1550 Coraopolis Heights Road Moon Township, PA 15108 (Address of Principal Executive Offices) (Zip Code)

412-262-2830 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

q Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

þ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

q Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

q Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On April 27, 2009, Atlas Energy Resources, LLC (“ATN” or the “Company”), Atlas America, Inc. (“ATLS”) and Atlas Energy Management, Inc. entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which a Delaware limited liability company to be formed as a wholly owned subsidiary of ATLS (“Merger Sub”) will, subject to the terms and conditions of the Merger Agreement, merge (the “Merger”) with and into the Company, with the Company continuing as the surviving company and a wholly owned subsidiary of ATLS.

     As of April 27, 2009, ATLS and its subsidiaries (other than the Company and its subsidiaries) beneficially own, within the meaning of Rule 13d-3 of the U.S. Securities and Exchange Act of 1934, as amended, 29,952,996 common units of the Company (the “ATN Common Units”), representing approximately 47.26% of the outstanding ATN Common Units.

     Subject to the terms and conditions of the Merger Agreement, if and when the Merger is completed, each outstanding ATN Common Unit, other than ATN Common Units owned by ATLS and its subsidiaries and ATN Common Units held in treasury, will be cancelled and converted into the right to receive 1.16 (the “Exchange Ratio”) shares of ATLS common stock (the “Merger Consideration”). In addition, as of the consummation of the Merger, each outstanding restricted stock unit, phantom unit and unit option of the Company will be converted into an equivalent restricted stock unit, phantom stock and stock option of ATLS, respectively, with adjustments in the number of shares and exercise price to reflect the Exchange Ratio, but otherwise on the same terms and conditions as were applicable prior to the Merger.

     Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the board of directors of ATLS will consist of the ten independent directors of ATLS and ATN serving at the time the Merger is consummated, as well as Edward E. Cohen and Jonathan Z. Cohen, Chief Executive Officer and Vice Chairman, respectively, of both the Company and ATLS.

     The Merger Agreement contains (a) customary representations and warranties of ATLS; (b) covenants of the Company and ATLS to conduct their respective businesses in the ordinary course until the Merger is completed; and (c) covenants of the Company and ATLS not to take certain actions during such period, including prohibitions on the declaration or payment of dividends and distributions.

     Consummation of the Merger is subject to conditions set forth in the Merger Agreement, including, among others, (1) the approval of the Merger by the affirmative vote of the holders of a majority of the outstanding ATN Common Units, (2) the approval of the issuance of ATLS common stock in the Merger (the “Stock Issuance”) by the affirmative vote of the holders of a majority of the ATLS common stock voting at a stockholders’ meeting, (3) the approval of an amendment to the ATLS certificate of incorporation to increase the number of authorized shares for the issuance of ATLS common stock in the Merger (the “Charter Amendment”) by the affirmative vote of the holders of a majority of the outstanding ATLS common stock, (4) the consent of the lenders for the Merger under the Credit Agreement, dated as of June 29, 2007, and the related loan documents, among ATLS, as parent guarantor, Atlas Energy Operating Company, LLC, as borrower, and the agents and lenders thereunder and (5) certain other customary closing conditions.

     The board of directors of the Company and a special committee comprised entirely of independent directors of the Company approved the Merger Agreement and adopted a resolution recommending approval of the Merger and adoption of the Merger Agreement by the Company’s unitholders. The board of directors of ATLS also has approved the Merger Agreement and adopted a resolution recommending adoption of the Charter Amendment and approval of the Stock Issuance by the ATLS stockholders.

     The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated into this report by this reference.

     The above description of the Merger Agreement and the copy of the Merger Agreement attached hereto have been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the parties or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Additional Information About the Merger

     In connection with the Merger, ATLS expects to file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of the Company and ATLS, which will also constitute a prospectus of ATLS. Each of the Company and ATLS will mail the joint proxy statement/prospectus to their respective equity holders.

     INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER IF AND WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

     Investors may obtain free copies of the joint proxy statement/prospectus when it becomes available, as well as other filings containing information about the Company and ATLS, without charge, at the SEC’s website at www.sec.gov. The documents filed with the SEC by ATLS may be obtained free of charge by directing such request to: Investor Relations, Atlas America, Inc., Westpointe Corporate Center One, 1550 Coraopolis Heights, Moon Township, PA 15108, (412) 262-2830. These documents may also be obtained for free from ATLS’ Investor Relations website at www.atlasamerica.com. In addition, the documents filed with the SEC by the Company may be obtained free of charge by directing such request to: Investor Relations, Atlas Energy Resources, LLC, Westpointe Corporate Center One, 1550 Coraopolis Heights, Moon Township, PA 15108, (412) 262-2830. These documents may also be obtained for free from the Company’s Investor Relations website at www.atlasenergyresources.com.

     The Company, ATLS and their respective directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its 2008 annual meeting of shareholders, which was filed with the SEC on May 8, 2008, and information regarding ATLS’ directors and executive officers is available in ATLS’ proxy statement for its 2008 annual meeting of shareholders, which was filed with the SEC on May 8, 2008. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC if and when they become available.

     This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Item 9.01 Exhibits.

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of April 27, 2009, by and among Atlas Energy Resources, LLC, Atlas America, Inc., Atlas Energy Management, Inc. and Merger Sub, as defined therein. Schedules and exhibits to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Energy Resources, LLC

Date: April 28, 2009

By: /s/ Lisa Washington Lisa Washington Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of April 27, 2009, by and among Atlas Energy Resources, LLC, Atlas America, Inc., Atlas Energy Management, Inc. and Merger Sub, as defined therein. Schedules and exhibits to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.